UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2015

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 10, 2015, the Compensation Committee (the "Committee") of the Board of Directors of HealthStream, Inc. (the "Company") approved the Company’s 2015 Cash Incentive Bonus Plan (the "2015 Cash Bonus Plan"). The 2015 Cash Bonus Plan awards tiered cash bonuses as a percentage of base salary for exceeding certain levels of the Company’s non-GAAP operating income for 2015. For purposes of the 2015 Cash Bonus Plan, non-GAAP operating income is defined as our GAAP income from operations, as adjusted for acquisition related expenses incurred during the year and operating income (loss) from acquisitions consummated during the year. The maximum cash bonus award as a percentage of base salary is 30% for the Company’s Chief Executive Officer and the other executive officers who qualify as named executive officers under applicable Securities and Exchange Commission (the "SEC") rules.

Due to their strategic significance, the Company believes that the disclosure of the financial targets for employees of the Company that do not qualify as named executive officers under the SEC rules would cause competitive harm to the Company and therefore are not disclosed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 HealthStream, Inc. 2015 Cash Incentive Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

April 16, 2015	By:	Gerard Hayden

Name: Gerard Hayden
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	HealthStream, Inc. 2015 Cash Incentive Bonus Plan